Exhibit 99.1

Callaway Golf Announces Results for Fourth Quarter and Full Year 2004

    CARLSBAD, Calif.--(BUSINESS WIRE)--Jan. 20, 2005--Callaway Golf Company (NYSE:ELY) today announced its financial results for the quarter and the year ended December 31, 2004. For the quarter, the Company reported net sales of $144.4 million, a net loss of $28.5 million, or $0.42 per fully diluted share, on 68.0 million shares. Included in both the net loss and fully diluted net loss per share were charges of $3.2 million and $0.05, respectively, associated with the integration of the Top-Flite operations acquired in late 2003. On a pro forma basis, which excludes these charges, the Company would have reported a net quarterly loss of $25.3 million, or $0.37 per fully diluted share, compared with "analyst consensus" estimates (which also excluded integration charges) of a net loss of $0.31 per fully diluted share. Reported net sales, net loss and fully diluted net loss per share for the same quarter in 2003 (which included integration charges of $16.2 million or $0.24 per share) were $146.6 million, a net loss of $33.4 million and a net loss of $0.50 per share on 66.7 million shares, respectively.
    For the year ended December 31, 2004, the Company reported net sales of $934.6 million, a net loss of $10.1 million, or $0.15 per fully diluted share, on 67.7 million shares. Net income and earnings per share for the year were reduced by $17.5 million and $0.26, respectively, due to charges associated with the integration of the Top-Flite operations. On a pro forma basis, which excludes these charges, the Company would have reported net income for the year of $7.4 million, and fully diluted earnings per share of $0.11, compared with "analyst consensus" estimates (which also excluded integration charges) of fully diluted earnings per share of $0.19. Reported net sales, net income and fully diluted earnings per share for the same period in 2003 (which included sixteen weeks of Top-Flite results and integration charges of $16.2 million or $0.24 per share) were $814.0 million, $45.5 million and $0.68 on 66.5 million shares, respectively.
    "Our fourth quarter results reflect the pricing initiatives taken mid-year, to reduce inventory levels at retail prior to the start of 2005," said William C. Baker, Chairman and CEO. "Reports from the field indicate that our efforts have met with success, and we enter 2005 in far better position than six months ago. In addition to correcting specific channel inventory issues, we continue to pull together as a team and evaluate every aspect of the business. Fortunately, our brands are strong, and we are excited about our new product introductions for 2005."
    For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental Financial Information."
    In accordance with the Company's usual dividend practice, the next dividend will be determined by the Board of Directors at its upcoming meeting.

    BUSINESS OUTLOOK

    "We have a wide range of new products across our brands for 2005," reported Brad Holiday, Senior Executive Vice President and Chief Financial Officer. "In addition to the Callaway Golf(R) Heavenwood(R) Hybrids, Big Bertha(R) Fusion(R) Irons, and the Odyssey(R) White Steel(TM) putters launched in late 2004, we have recently launched our new Big Bertha Titanium 454 Driver, X-18 and X-18(TM) Pro Series Irons, and the HX(R) Hot Golf Ball. These products are selling into golf shops at a good pace, and will be supported by marketing plans developed in conjunction with our new advertising agency, Young & Rubicam."
    "At the same time, Top-Flite and Ben Hogan are launching their first families of new products developed since joining forces with Callaway Golf in late 2003," continued Mr. Holiday. "Those new products for 2005 include several new Top-Flite(R) golf ball models, as well as the Ben Hogan(R) Big Ben(R) C.S3(TM) Drivers, Big Ben C455(TM) Fairway Woods, BH-5(TM) and BH-5 Offset Irons, Ben Hogan Sure Out(R) Wedges, Ben Hogan by Bettinardi The Hawk(TM) Putters, and the Hogan Tour Deep(TM) Golf Ball. We are also rolling out a new branding icon and market position for the Top-Flite brand in the marketplace. Most of these new Top-Flite and Ben Hogan products have already started shipping to retailers."

    The Company will be holding a conference call at 2:00 p.m. PST on January 20, 2005, which will be hosted by William C. Baker, Chairman and Chief Executive Officer, and Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion of the conference call. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States, or 706-645-9291 for International calls. The replay pass code is 3388356 and the replay will be available through 9:00 p.m. PST on January 27, 2005.

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to anticipated consumer response to and sell-through of the Company's products, retail inventory levels, the Company's ability to compete effectively and success of the Company's future marketing initiatives, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties or unanticipated costs in integrating the Top-Flite Golf and Callaway Golf assets, brands and businesses, the maintenance of good vendor relationships, adverse market and economic conditions, market acceptance of current and future products, adverse weather conditions (including the lasting effects from severe adverse weather) and seasonality, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products, any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, a decrease in participation levels in golf and the effect of terrorist activity or armed conflict on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    "Analyst Consensus" Estimates: Analyst consensus estimates reported in this press release are based upon the public reports of Thomson First Call and are provided for informational purposes only. The Company does not support, endorse or otherwise adopt the estimates of analysts, either individually or as a group. The use of an analyst consensus estimate in this release or otherwise does not suggest or imply that the Company believes that such estimate provides a reasonable basis for evaluating, measuring or predicting the Company's performance.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude the 2004 charges associated with the integration of the Top-Flite Golf business acquired in late 2003. They also report the results of the Callaway Golf and Top-Flite operations each on a stand-alone basis, although such operations are not reportable business segments. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides useful information to investors by permitting additional relevant period-to-period comparisons of the historical operations of the Callaway Golf business excluding the operations of the recently acquired Top-Flite Golf business, as well as information concerning operations notwithstanding the Top-Flite integration charges. For certain non-GAAP financial measures, the Company has provided Supplemental Financial Information as an attachment to this press release which reconciles those non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. In other circumstances, the reconciling information is presented in the text of this press release.

    Callaway Golf Company makes and sells Metal Woods, Irons, Hybrids and Golf Balls. Callaway Golf Company also makes and sells Odyssey(R) Putters. Callaway Golf also owns and operates The Top-Flite Golf Company, a wholly owned subsidiary that includes the Top-Flite(R), Strata(R) and Ben Hogan(R) brands and Bettinardi Putters. For more information about Callaway Golf Company, please visit our websites at www.callawaygolf.com, www.topflite.com and www.odysseygolf.com. The Top-Flite Golf Company is a wholly owned subsidiary of Callaway Golf Company and is the world's largest golf ball manufacturer. It is the first US manufacturer of golf balls, dimpled golf balls, two-piece golf balls, multi-layer golf balls, and American-made golf clubs. Under The Top-Flite Golf Company umbrella are the TOP-FLITE(R) and BEN HOGAN(R) brands. To find more information on The Top-Flite Golf Company, visit our website at www.topflite.com or call Consumer Relations at TFGOLFCO (866-834-6532).The BEN HOGAN(R) brand has been inspired for 50 years by Mr. Hogan's ability to grasp the mechanics of the game and translate them into the finest instruments. The Ben Hogan Company was formed in 1953, with a quest to make golf equipment "as close to perfect as modern tools and technology would allow." Today the team of Ben Hogan craftsmen continues to build Ben Hogan golf equipment one club at a time, ever mindful of Mr. Hogan's vision of perfection for the equipment that bears his signature. To find more information on Ben Hogan Golf, visit our website at http://www.benhogan.com or call the Consumer Relations Department at 866-834-6532.



                         Callaway Golf Company
            Consolidated Condensed Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                              Quarter Ended
                                              December 31,
                                        --------- --------------
                                            2004           2003
                                        ---------      ---------

Net sales                               $144,413  100% $146,602  100%
Cost of goods sold                       105,689   73%  112,538   77%
                                        ---------      ---------
Gross profit                              38,724   27%   34,064   23%
Operating expenses:
  Selling                                 59,098   41%   58,256   40%
  General and administrative              21,964   15%   22,294   15%
  Research and development                 7,034    5%    8,881    6%
                                        ---------      ---------
Total operating expenses                  88,096   61%   89,431   61%
Loss from operations                     (49,372) -34%  (55,367) -38%
Other income, net                          1,219            684
                                        ---------      ---------
Loss before income taxes                 (48,153) -33%  (54,683) -37%
Income tax benefit                       (19,685)       (21,252)
                                        ---------      ---------
Net loss                                $(28,468) -20% $(33,431) -23%
                                        =========      =========

Loss per common share:
  Basic                                   ($0.42)        ($0.50)
  Diluted                                 ($0.42)        ($0.50)
Weighted-average shares outstanding:
  Basic                                   67,961         66,731
  Diluted                                 67,961         66,731



                                              Year Ended
                                              December 31,
                                        -----------------------
                                            2004           2003
                                        ---------      ---------

Net sales                               $934,564  100% $814,032  100%
Cost of goods sold                       575,742   62%  445,417   55%
                                        ---------      ---------
Gross profit                             358,822   38%  368,615   45%
Operating expenses:
  Selling                                263,089   28%  207,783   26%
  General and administrative              89,878   10%   65,448    8%
  Research and development                30,557    3%   29,529    4%
                                        ---------      ---------
Total operating expenses                 383,524   41%  302,760   37%
Income (loss) from operations            (24,702)  -3%   65,855    8%
Other income, net                            989          2,028
                                        ---------      ---------
Income (loss) before income taxes        (23,713)  -3%   67,883    8%
Income tax provision                     (13,610)        22,360
                                        ---------      ---------
Net income (loss)                       $(10,103)  -1%  $45,523    6%
                                        =========      =========

Earnings (loss) per common share:
  Basic                                   ($0.15)         $0.69
  Diluted                                 ($0.15)         $0.68
Weighted-average shares outstanding:
  Basic                                   67,721         66,027
  Diluted                                 67,721         66,471


                         Callaway Golf Company
                 Consolidated Condensed Balance Sheets
                            (In thousands)
                              (Unaudited)

                                                  December  December
                                                     31,       31,
                                                    2004      2003
                                                  --------- ---------
ASSETS
Current assets:
   Cash and cash equivalents                       $31,657   $47,340
   Accounts receivable, net                        105,153   100,664
   Inventories, net                                181,230   185,389
   Deferred taxes                                   32,959    36,707
   Income tax receivable                            32,377         -
   Other current assets                             14,036    13,362
                                                  --------- ---------
      Total current assets                         397,412   383,462

Property, plant and equipment, net                 135,865   164,763
Intangible assets, net                             179,636   169,851
Deferred taxes                                       9,837    12,289
Other assets                                        16,667    18,201
                                                  --------- ---------
                                                  $739,417  $748,566
                                                  ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses           $75,501   $79,787
   Accrued employee compensation and benefits       20,215    25,544
   Accrued warranty expense                         12,043    12,627
   Line of Credit                                   13,000         -
   Income taxes payable                                  -    11,962
   Other current liabilities                            39       240
                                                  --------- ---------
      Total current liabilities                    120,798   130,160

Long-term liabilities                               28,622    29,023

Shareholders' equity                               589,997   589,383
                                                  --------- ---------
                                                  $739,417  $748,566
                                                  ========= =========


                         Callaway Golf Company
            Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                     Year Ended
                                                     December 31,
                                                  -------------------
                                                      2004      2003
                                                  --------- ---------
Cash flows from operating activities:
   Net income (loss)                              $(10,103)  $45,523
   Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
      Depreciation and amortization                 51,154    44,496
      Loss on disposal of assets                     7,669    24,163
      Tax benefit for exercise of stock options      5,841      (982)
      Net non-cash foreign currency hedging
       losses                                        1,811     2,619
      Other                                          9,448    (8,207)
      Changes in assets and liabilities, net of
       effects of acquisition                      (57,283)   11,131
                                                  --------- ---------
   Net cash provided by operating activities         8,537   118,743
                                                  --------- ---------

Cash flows from investing activities:
   Acquisitions, net of cash acquired               (9,204) (160,321)
   Capital expenditures                            (25,986)   (7,810)
   Other                                               431       202
                                                  --------- ---------
   Net cash used in investing activities           (34,759) (167,929)
                                                  --------- ---------

Cash flows from financing activities:
   Issuance of Common Stock                         20,312    17,994
   Acquisition of Treasury Stock                    (6,298)   (4,755)
   Dividends paid, net                             (19,069)  (18,536)
   Other                                            13,000    (8,117)
                                                  --------- ---------
   Net cash provided by (used in) financing
    activities                                       7,945   (13,414)
                                                  --------- ---------

Effect of exchange rate changes on cash and cash
 equivalents                                         2,594     1,488
Net decrease in cash and cash equivalents          (15,683)  (61,112)
Cash and cash equivalents at beginning of period    47,340   108,452
                                                  --------- ---------
Cash and cash equivalents at end of period         $31,657   $47,340
                                                  ========= =========


                         Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                              (Unaudited)


                                   Net Sales by Product Category
                                --------------------------------------
                                  Quarter Ended
                                   December 31,     Growth/(Decline)
                                ------------------- -----------------
                                    2004      2003   Dollars  Percent
                                --------- --------- --------- -------
Net sales:
 Woods                           $24,992   $38,524  $(13,532)    -35%
 Irons                            39,266    38,033     1,233       3%
 Putters                          18,751    25,449    (6,698)    -26%
 Golf balls                       43,582    34,783     8,799      25%
 Accessories and other            17,822     9,813     8,009      82%
                                --------- --------- ---------
                                $144,413  $146,602   $(2,189)     -1%
                                ========= ========= =========

                                 -------------------------------------
                                      Year Ended
                                      December 31,   Growth/(Decline)
                                 ------------------- -----------------
                                     2004      2003   Dollars  Percent
                                 --------- --------- --------- -------
Net sales:
 Woods                           $238,555  $252,421  $(13,866)     -5%
 Irons                            259,058   280,758   (21,700)     -8%
 Putters                          100,482   142,814   (42,332)    -30%
 Golf balls                       231,337    78,378   152,959     195%
 Accessories and other            105,132    59,661    45,471      76%
                                 --------- --------- ---------
                                 $934,564  $814,032  $120,532      15%
                                 ========= ========= =========


                                         Net Sales by Region
                                 -------------------------------------
                                    Quarter Ended
                                    December 31,     Growth/(Decline)
                                 ------------------- ----------------
                                     2004      2003  Dollars  Percent
                                 --------- --------- -------- -------
Net sales:
 United States                    $85,856   $79,231   $6,625       8%
 Europe                            22,580    21,267    1,313       6%
 Japan                             12,137    23,692  (11,555)    -49%
 Rest of Asia                       8,616     9,449     (833)     -9%
 Other foreign countries           15,224    12,963    2,261      17%
                                 --------- --------- --------
                                 $144,413  $146,602  $(2,189)     -1%
                                 ========= ========= ========

                                 -------------------------------------
                                     Year Ended
                                    December 31,     Growth/(Decline)
                                 ------------------- -----------------
                                     2004      2003   Dollars  Percent
                                 --------- --------- --------- -------
Net sales:
 United States                   $546,219  $449,424   $96,795      22%
 Europe                           169,519   145,148    24,371      17%
 Japan                             70,536   101,259   (30,723)    -30%
 Rest of Asia                      51,662    58,327    (6,665)    -11%
 Other foreign countries           96,628    59,874    36,754      61%
                                 --------- --------- ---------
                                 $934,564  $814,032  $120,532      15%
                                 ========= ========= =========


                                   Operating Segment Information
                               ---------------------------------------
                                  Quarter Ended        Year  Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
Net sales:
   Golf clubs                  $100,831  $111,620  $703,227  $735,654
   Golf balls                    43,582    34,982   231,337    78,378
                               --------- --------- --------- ---------
                               $144,413  $146,602  $934,564  $814,032
                               ========= ========= ========= =========

Income (loss) before income taxes:
   Golf clubs                  $(29,713)  $(2,729)  $39,295  $167,996
   Golf balls                    (6,594)  (35,606)   (8,911)  (52,687)
   Reconciling items (1)        (11,846)  (16,348)  (54,097)  (47,426)
                               --------- --------- --------- ---------
                               $(48,153) $(54,683) $(23,713)  $67,883
                               ========= ========= ========= =========

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.



                         Callaway Golf Company
                  Supplemental Financial Information
                 (In thousands, except per share data)
                              (Unaudited)

                             Quarter Ended December 31,
                    --------------------------------------------------
                                       2004                   2003(a)
                    ---------------------------------------- ---------

                    Callaway  Top-Flite Integration  Total     Total
                       Golf      Golf     Charges
                    --------- --------- -------------------- ---------
Net sales           $108,244   $36,169   $      -  $144,413  $146,602
Gross profit          35,534     4,721     (1,531)   38,724    34,064
% of sales                33%       13%       n/a        27%       23%
Operating expenses    66,321    18,070      3,705    88,096    89,431
                    --------- --------- ---------- --------- ---------
Loss from operations (30,787)  (13,349)    (5,236)  (49,372)  (55,367)
Other income
 (expense), net        1,261       (42)         -     1,219       684
                    --------- --------- ---------- --------- ---------
Loss before income
 taxes               (29,526)  (13,391)    (5,236)  (48,153)  (54,683)
Income tax benefit   (12,476)   (5,182)    (2,027)  (19,685)  (21,252)
                    --------- --------- ---------- --------- ---------
Net loss            $(17,050)  $(8,209)   $(3,209) $(28,468) $(33,431)
                    ========= ========= ========== ========= =========
Diluted loss per
 share                $(0.25)   $(0.12)    $(0.05)   $(0.42)   $(0.50)
Weighted-average shares
     outstanding      67,961    67,961     67,961    67,961    66,731


                                 Year Ended December 31,
                    --------------------------------------------------
                                      2004                     2003(a)
                    ---------------------------------------- ---------

                    Callaway  Top-Flite Integration  Total     Total
                       Golf      Golf     Charges
                    --------- --------- -------------------- ---------
Net sales           $722,801  $211,763   $      -  $934,564  $814,032
Gross profit         314,024    60,487    (15,689)  358,822   368,615
% of sales                43%       29%       n/a        38%       45%
Operating expenses   288,207    82,506     12,811   383,524   302,760
                    --------- --------- ---------- --------- ---------
Income (loss) from
 operations           25,817   (22,019)   (28,500)  (24,702)   65,855
Other income, net        846       143          -       989     2,028
                    --------- --------- ---------- --------- ---------
Income (loss) before
 income taxes         26,663   (21,876)   (28,500)  (23,713)   67,883
Income tax provision   5,886    (8,466)   (11,030)  (13,610)   22,360
                    --------- --------- ---------- --------- ---------
Net income (loss)    $20,777  $(13,410)  $(17,470) $(10,103)  $45,523
                    ========= ========= ========== ========= =========
Diluted earnings
 (loss) per share      $0.31    $(0.20)    $(0.26)   $(0.15)    $0.68
Weighted-average
 shares
     outstanding      67,721    67,721     67,721    67,721    66,471


(a) During the latter part of 2003, Callaway Golf Company completed the acquisition of substantially all of the golf-related assets of The Top-Flite Golf Company. The results reported for the periods ended December 31, 2003 are primarily representative of the Callaway Golf and Odyssey brand operations, but also include 107 days of Top-Flite Golf operating results in the United States.


    CONTACT: Callaway Golf Company
             Brad Holiday or  Larry Dorman, 760-931-1771